UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 30, 2004

First Reliance Bancshares, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-49757	80-0030931
(Commission File Number)	(IRS Employer Identification No.)

2170 W. Palmetto Street Florence, South Carolina	29501
(Address of Principal Executive Offices)	(Zip Code)

(843) 656-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

Effective September 30, 2004, we entered into subscription agreements with 79 accredited investors, whereby we agreed to issue a total of 298,295 shares of our common stock at a purchase price of $11.50 per share for total aggregate proceeds of $3,430,392.50. There were no brokerage or underwriting commissions paid in the private placement. The common stock is sold under the exemption from registration provided by Rule 506 of Regulation D promulgated by the SEC under the Securities Act of 1933 based on the fact that the shares were sold only to purchasers who are “accredited investors” within the meaning of Regulation D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST RELIANCE BANCSHARES, INC.

Dated: October 6, 2004
	By:	/s/ Jeffrey A. Paolucci
Jeffrey A. Paolucci
Chief Financial Officer